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                                                                    Exhibit 16.1

June 12, 2003

Securities and Exchange Commission
Washington, D.C. 20549


Re:  BearingPoint, Inc.
     File No. 001-31451

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of BearingPoint, Inc. dated June 11, 2003, and agree with the statements concerning our Firm contained therein.


Very truly yours,

/s/ Grant Thornton LLP